Exhibit 99.1


[LOGO]


                              FOR IMMEDIATE RELEASE
                              ---------------------

                         MEDSOURCE TECHNOLOGIES REPORTS
                          FISCAL SECOND-QUARTER RESULTS

                      REVENUE AND EPS IN-LINE WITH GUIDANCE


MINNEAPOLIS, JANUARY 30, 2004--MEDSOURCE TECHNOLOGIES, INC. (NASDAQ:MEDT) today announced results for its fiscal 2004 second quarter ended December 28, 2003. MedSource provides engineering and manufacturing services and supply chain management solutions to the medical device industry. Customers include many of the largest medical device companies in the world as well as emerging device companies. Production facilities are located throughout the United States as well as in Mexico.

The Company reported second-quarter revenues of $46.0 million, up 3.1 percent from the year-ago quarter, and net income of $0.9 million, or $0.03 per diluted share. These results compare to revenues of $44.6 million and net income of $2.7 million, or $0.10 per diluted share, in the year-ago quarter. Fiscal 2004 second-quarter results included $1.5 million of restructuring charges, or $0.04 per diluted share on an after tax basis, related to the previously announced restructuring plan.

For the six months ended December 28, 2003, revenues were $90.2 million, up 5.4 percent over the year-ago period, with net income of $1.2 million, or $0.04 per diluted share. This compares to prior year six-month revenues of $85.6 million, and net income of $4.4 million, or $0.16 per diluted share. First-half results in fiscal 2004 included $2.9 million of restructuring charges, or $0.09 per diluted share on an after tax basis, again related to the restructuring plan.

"Solid performance in our Orthopedic and Electro-Medical Implant (EMI) businesses helped us achieve revenue and EPS expectations for the quarter," said Richard J. Effress, MedSource Chairman and Chief Executive Officer.

In addition to generally accepted accounting principles (GAAP) income statement results, MedSource also presents income statement results on a pro forma basis before restructuring charges and after tax effecting pro forma earnings. Please refer to the "Reconciling Items From GAAP to Pro Forma Results" section of this release and review the attached supplementary schedules.

On a pro forma basis, MedSource reported fiscal 2004 second-quarter net income of $1.5 million, or $0.05 per diluted share, meeting the analysts' First Call consensus estimate, which is reported on a pro forma basis.

For the six-month period ended December 28, 2003, pro forma net income totaled $2.6 million, or $0.09 per diluted share, versus $2.7 million, or $0.10 per diluted share, for the year-earlier period.


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Gross margin of 23.8 percent for the fiscal 2004 second quarter was down from
25.7 percent in the year-ago quarter, but up sequentially from the fiscal 2004 first quarter rate of 23.1 percent. The decrease from the prior year was due in part to the absorption of costs associated with certain underutilized manufacturing operations. Such expenses will be eliminated through future plant closings and consolidations under the Company's previously announced restructuring program as MedSource transitions itself to become the low cost provider of engineering and manufacturing services to the medical device industry.

Selling, general and administrative expense (SG&A) totaled $7.8 million in the fiscal 2004 second quarter, compared with $8.1 million for the year-ago period. As a percentage of revenues, SG&A decreased to 16.9 percent from 18.2 percent in the comparable year-earlier period, and 17.5 percent sequentially from the fiscal 2004 first quarter. For the six-month period, SG&A was $15.5 million, or
17.2 percent of revenues, versus $16.1 million, or 18.8 percent, in fiscal 2003. The decrease in SG&A as a percentage of revenues in each period was primarily due to headcount reductions, discretionary expense management and the positive impact of Business Excellence programs.

Net interest expense totaled $0.7 million for the fiscal 2004 second quarter, up slightly from $0.6 million in the prior-year second quarter due to lower interest income earned. Net interest expense for the first half of fiscal 2004 was $1.4 million, compared to $1.2 million in fiscal 2003, also the result of lower interest income earned in the current year.

As of December 28, 2003, MedSource improved its cash balance to $13.6 million, compared to $11.7 million at September 28, 2003, and $10.8 million at June 30, 2003. This increase was the result of positive operating cash flows due in part to a nine-day reduction in the Company's cash cycle, which decreased from 72 days at the end of the first quarter to 63 days for the quarter ended December 28, 2003. In addition to a quarter-end cash balance of $13.6 million, the Company maintains an unutilized revolving credit facility of $15.0 million.

Said Effress, "Reflecting our diligent focus on cash management and cost controls, MedSource delivered sequential gains in the fiscal second quarter. In addition to a stronger cash position, higher gross margin, and SG&A declining as a percentage of revenue, we improved in a number of other metrics including days sales outstanding, days payables outstanding, and inventory turns.

CUSTOMER UPDATE
During the fiscal second quarter MedSource initiated projects with a number of top-tier customers including:

o St. Jude Medical's Cardiac Rhythm Management Division for cardiac rhythm management lead components and

o Guidant where MedSource secured new orders from Guidant Endovascular Systems for precision tubing.


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RESTRUCTURING PLAN
MedSource's restructuring plan, announced in January 2003, continues to track according to plan and, as previously stated, the Company expects to complete this initiative by the end of fiscal 2005 at a cost of between $15 million and $20 million. When completed, MedSource anticipates annual cost savings of $6 million to $8 million.

Late in fiscal 2003, MedSource began transfer activities to its low-cost manufacturing operations including Navojoa, Mexico. During the first half of fiscal 2004, MedSource completed the transfer of five programs and expects to complete five more programs in the second half of fiscal 2004. Additionally, MedSource expects that an additional 10 program transfers will be under way by the end of fiscal 2004.

OUTLOOK
MedSource estimates fiscal 2004 third-quarter revenues of approximately $46.5 million to $48.5 million, GAAP earnings of approximately $0.07 to $0.09 per diluted share, and pro forma earnings of approximately $0.06 to $0.08 per diluted share. Note that GAAP earnings in the third quarter are expected to exceed pro forma earnings due to the impact of tax effecting all earnings in the pro forma presentation.

As previously stated, MedSource anticipates fiscal 2004 total-year revenues of $185 million to $190 million, GAAP earnings of approximately $0.22 to $0.25 per diluted share, and pro forma earnings of approximately $0.25 to $0.28 per diluted share.

The difference between GAAP and pro forma earnings relates to restructuring expenses of $0.04 per diluted share for the third quarter of fiscal 2004, and $0.19 per diluted share for fiscal year 2004, offset by the tax effecting of pro forma earnings of $0.05 per diluted share for the third quarter of fiscal 2004, and $0.16 per diluted share for fiscal 2004.

RECONCILING ITEMS FROM GAAP TO PRO FORMA RESULTS
Pro forma income statement results for fiscal second quarter of 2004 and 2003 exclude restructuring charges, and include "tax effecting" pro forma earnings. The Company also has "net operating loss carryforwards" available to reduce its income tax expense for the foreseeable future. MedSource believes that it would have recorded income taxes of approximately 38.5 percent of its pro forma income before taxes if the carryforwards were not available. Accordingly, management believes that this pro forma information provides greater comparability to MedSource's past and ongoing operating performance.

MedSource discloses pro forma or non-GAAP measures of net income and earnings per share. These measures should not be considered an alternative to measurements required by GAAP. These pro forma numbers are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, reconciliation of the MedSource GAAP to pro forma information is provided in the table attached. MedSource also will make this press release available on the investor relations page of its Web site at www.medsourcetech.com It will also make available on the


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investor relations page of its Web site: any other non-GAAP metrics that may be discussed on the earnings call and Webcast; the most directly comparable GAAP financial measures; and a reconciliation of the difference between GAAP and non-GAAP metrics.

SECOND-QUARTER CONFERENCE CALL
Mr. Effress and William J. Kullback, senior vice president and CFO, will host a conference call with the investment community to discuss the Company's second-quarter results today at 10:30 a.m. ET.

To access the live Webcast of this call, visit the investor relations section of MedSource's Web site at www.medsourcetech.com. A replay will be available at this site for one month.

If you do not have Internet access and want to listen to an audio replay of the second-quarter conference call, phone (800) 405-2236 and enter passcode 565194#. The telephone replay will be available beginning at 12:30 p.m. ET on Friday, January 30, through 12:30 p.m. ET on Monday, February 2.

ABOUT MEDSOURCE
MedSource Technologies, Inc. provides engineering and manufacturing services and supply chain management solutions to the medical device industry. Customers include many of the largest medical device companies in the world as well as emerging device companies. Headquartered in Minneapolis, MedSource offers product development and design services, precision metal and plastic part manufacturing, and product assembly and supply chain management services. Production facilities are located throughout the United States as well as in Mexico. The Company's common stock is traded on The Nasdaq Stock Market under the symbol "MEDT."

              MEDSOURCE IS ON THE INTERNET AT WWW.MEDSOURCETECH.COM
                                              ---------------------

CONTACTS:
At MedSource:
William J. Kullback                       Rebekah Bryant
Senior Vice President and                 Marketing and Communications Manager
Chief Financial Officer                   (952) 807-1223
952) 807-1218




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FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate, " "predict," "intend," "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those indicated in these statements as a result of certain factors contained in the company's Annual Report on Form 10-K for the year ended June 30, 2003. Readers should not place undue reliance on any such forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The company does not assume any obligation to update the forward-looking statements after the date hereof.



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                  MEDSOURCE TECHNOLOGIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                  DECEMBER 28, 2003         JUNE 30, 2002
                                                                     (UNAUDITED)
                                                             ------------------------ -----------------------
ASSETS

Current assets:

  Cash and cash equivalents                                          $  13,644                $  10,781
  Accounts receivable, net                                              22,775                   23,710
  Inventories, net                                                      22,929                   25,617
  Prepaid expenses and other current assets                              4,717                    4,318
                                                                     ---------                ---------
Total current assets                                                    64,065                   64,426

Property, plant and equipment, net                                      51,013                   52,752
Goodwill, net                                                           96,637                   96,582
Other identifiable intangible assets, net                                1,357                    1,432
Deferred financing costs                                                 1,477                    1,682
Other assets                                                             1,335                    1,343
                                                                     ---------                ---------
Total assets                                                         $ 215,884                $ 218,217
                                                                     =========                =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable                                                   $   9,538                $  10,868
  Accrued compensation and benefits                                      4,626                    5,498
  Other accrued expenses                                                 3,110                    2,293
  Reserve for restructuring                                                219                      958
  Current portion of obligations under capital lease                     1,307                    1,326
  Current portion of long-term debt                                      7,518                    6,427
                                                                     ---------                ---------
Total current liabilities                                               26,318                   27,370

Obligations under capital leases, less current portion                   3,319                    3,962
Long-term debt, less current portion                                    27,975                   30,073
Other long-term liabilities                                                623                      731

Stockholders' equity:
  Common stock                                                             289                      289
  Additional paid-in capital                                           277,880                  277,791
  Treasury stock                                                        (1,495)                  (1,463)
  Accumulated other comprehensive loss                                    (207)                    (288)
  Accumulated deficit                                                 (117,150)                (118,326)
  Unearned compensation                                                 (1,668)                  (1,922)
                                                                     ---------                ---------
Total stockholders' equity                                             157,649                  156,081
                                                                     ---------                ---------
Total liabilities and stockholders' equity                           $ 215,884                $ 218,217
                                                                     =========                =========


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                  MEDSOURCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                             THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                     ------------------------------------        -----------------------------------
                                                         DECEMBER 28,        DECEMBER 29,         DECEMBER 28,         DECEMBER 29,
                                                             2003               2002                 2003                  2002
                                                         ------------        ------------         ------------         ------------
Revenues                                              $     46,023         $     44,621         $     90,231         $     85,624

Costs and expenses:
   Cost of product sold                                     35,062               33,170               69,070               63,982
   Selling, general and administrative expense               7,795                8,108               15,532               16,096
   Restructuring charges                                     1,493                   --                2,889                   --
                                                      ------------         ------------         ------------         ------------
Operating income                                             1,673                3,343                2,740                5,546

Interest expense, net                                         (675)                (636)              (1,359)              (1,158)
                                                      ------------         ------------         ------------         ------------

Income before income taxes                                     998                2,707                1,381                4,388
Income tax expense                                            (144)                 (13)                (205)                 (15)
                                                      ------------         ------------         ------------         ------------
Net income                                            $        854         $      2,694         $      1,176         $      4,373
                                                      ============         ============         ============         ============

Net income per share
  Basic and diluted                                   $       0.03         $       0.10         $       0.04         $       0.16
                                                      ============         ============         ============         ============

Weighted average common shares outstanding
  Basic                                                 28,039,843           27,652,413           28,003,868           27,398,219
  Diluted                                               28,647,397           27,682,127           28,654,017           27,622,816



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                          MEDSOURCE TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                  FOR THE THREE MONTHS ENDED DECEMBER 28, 2003       FOR THE THREE MONTHS ENDED DECEMBER 29, 2002
                                -------------------------------------------------  -------------------------------------------------
                                                  RESTRUCTURING AND   PRO FORMA                      RESTRUCTURING AND   PRO FORMA
                                  AS REPORTED       OTHER CHARGES      RESULTS        AS REPORTED      OTHER CHARGES      RESULTS
                                ----------------- ----------------  -------------  ----------------  ---------------    ---------
Revenues                       $     46,023     $         --        $     46,023     $     44,621     $         --     $     44,621

Costs and expenses:

   Cost of product sold              35,062               --              35,062           33,170               --           33,170
   Selling, general and
     administrative expense           7,795               --               7,795            8,108               --            8,108
   Restructuring charges              1,493           (1,493)(a)              --               --               --               --
                               ------------     ------------        ------------     ------------     ------------     ------------

Operating income                      1,673            1,493               3,166            3,343               --            3,343
Interest expense, net                  (675)              --                (675)            (636)              --             (636)
                               ------------     ------------        ------------     ------------     ------------     ------------

Income before income taxes              998            1,493               2,491            2,707               --            2,707
Income tax expense                     (144)            (814)(b)            (958)             (13)          (1,029)          (1,042)
                               ------------     ------------        ------------     ------------     ------------     ------------

Net income (loss)              $        854     $        679        $      1,533     $      2,694     $     (1,029)    $      1,665
                               ============     ============        ============     ============     ============     ============

Net income per share
    Basic and diluted          $       0.03                         $       0.05     $       0.10                      $       0.06
                               ============                         ============     ============                      ============

Weighted average common
  shares outstanding
    Basic                        28,039,843                           28,039,843       27,652,413                        27,652,413
    Diluted                      28,647,397                           28,647,397       27,862,127                        27,862,127


(a) Adjustment to exclude restructuring charges related to consolidation of facilities from pro forma results.

(b) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes.


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                          MEDSOURCE TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                 FOR THE SIX MONTHS ENDED DECEMBER 28, 2003         FOR THE SIX MONTHS ENDED DECEMBER 29, 2002
                              ------------------------------------------------- ----------------------------------------------------
                                               RESTRUCTURING AND   PRO FORMA                      RESTRUCTURING AND   PRO FORMA
                                AS REPORTED      OTHER CHARGES      RESULTS       AS REPORTED       OTHER CHARGES      RESULTS
                              ----------------  ---------------  -------------- -----------------  -------------   -----------------
Revenues                       $     90,231     $         --        $     90,231     $     85,624    $         --      $     85,624

Costs and expenses:

   Cost of product sold              69,070               --              69,070           63,982               --           63,982
   Selling, general and
     administrative expense          15,532               --              15,532           16,096               --           16,096
   Restructuring charges              2,889           (2,889)(a)              --               --               --               --
                               ------------        ------------     ------------     ------------     ------------     ------------


Operating income                      2,740            2,889               5,629            5,546               --            5,546
Interest expense, net                (1,359)              --              (1,359)          (1,158)              --           (1,158)
                               ------------        ------------     ------------     ------------     ------------     ------------


Income before income taxes            1,381            2,889               4,270            4,388               --            4,388
Income tax expense                     (205)          (1,438)(b)         (1,643)              (15)          (1,674)(b)       (1,689)
                               ------------        ------------     ------------     ------------     ------------     ------------

Net income (loss)              $      1,176     $      1,451        $      2,627     $      4,373    $      (1,674)    $      2,699
                               ============        ============     ============     ============     ============     ============

Net income per share
   Basic and diluted           $       0.04                         $       0.09     $       0.16                      $       0.10
                               ============                         ============     ============                      =============

Weighted average common
  shares outstanding
   Basic                         28,003,868                           28,003,868       27,398,219                        27,398,219
   Diluted                       28,564,017                           28,564,017       27,622,816                        27,622,816


(a) Adjustment to exclude restructuring charges related to consolidation of facilities from pro forma results.

(b) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes.




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